EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
November 2005
Distribution Date: 12/15/05

Original Inputs

Total Pool Balance	$3,313,888,879.69

Class A-1 Notes Balance	$550,000,000.00
Class A-1 Notes Rate	One Month LIBOR + 0.01%

Class A-2a Notes Balance	$450,000,000.00
Class A-2a Notes Rate	One Month LIBOR + 0.04%

Class A-2b Notes Balance	$250,000,000.00
Class A-2b Notes Rate	3.730%

Class A-3 Notes Balance	$600,000,000.00
Class A-3 Notes Rate	One Month LIBOR + 0.06%

Class A-4 Notes Balance	$760,000,000.00
Class A-4 Notes Rate	4.050%

Class A-5 Notes Balance	$229,825,000.00
Class A-5 Notes Rate	One Month LIBOR + 0.10%

Class B Notes Balance	$122,803,000.00
Class B Notes Rate	One Month LIBOR + 0.375%

Class C Notes Balance	$46,051,000.00
Class C Notes Rate	4.730%

Class D Notes Balance	$30,701,000.00
Class D Notes Rate	6.500%

Overcollateralization	$30,701,224.17

Reserve Account Deposit	$15,350,406.12

Discount Rate	7.50%

Part I. Collections
Receipts During the Period	$101,627,061.27
Principal on Repurchased Contracts	2,936,601.11
Liquidation Proceeds (Recoveries)	1,728,930.73
Schedule and Simple Interest Payments Advanced	440,135.35
Schedule Principal Advanced	1,183,496.42

Total Collections Available For the Period	$107,916,224.88

Beginning Pool Aggregate Principal Balance	$2,620,732,835.38
Ending Pool Aggregate Principal Balance	$2,520,283,656.76

Scheduled Principal Collection	$84,756,242.61

Beginning Aggregate Discounted Principal Balance	$2,443,232,363.90
Ending Aggregate Discounted Principal Balance	$2,352,572,535.66

Part II. Distributions to Noteholders and Certificateholders
Total Collections	$107,916,224.88
Plus: Reserve Account Draw	—
Plus: Net Amount Due From Swap Counterparty	315,601.65
Less: Total Servicing Fee	4,367,888.06
Less: Net Amount Due to Swap Counterparty	—
Less: Monthly Interest Due to Noteholders	8,351,541.04
Less: Principal Due to Noteholders	90,659,828.24
Less: Reserve Account Deposit	—
Less: Accumulation Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$4,852,569.19

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
November 2005
Distribution Date: 12/15/05

		Per $1000 of
		Original Principal
Class A-1 Notes Distributable Amount
Monthly Interest	$—	—
Monthly Principal	—	—

Distributable Amount	$—

Class A-2a Notes Distributable Amount
Monthly Interest	$1,388,736.83	3.086082
Monthly Principal	58,281,318.15	129.514040

Distributable Amount	$59,670,054.98

Class A-2b Notes Distributable Amount
Monthly Interest	$691,771.95	2.767088
Monthly Principal	32,378,510.09	129.514040

Distributable Amount	$33,070,282.04

Class A-3 Notes Distributable Amount
Monthly Interest	$2,090,000.00	3.483333
Monthly Principal	—	—

Distributable Amount	$2,090,000.00

Class A-4 Notes Distributable Amount
Monthly Interest	$2,565,000.00	3.375000
Monthly Principal	—	—

Distributable Amount	$2,565,000.00

Class A-5 Notes Distributable Amount
Monthly Interest	$808,217.92	1.063445
Monthly Principal	—	—

Distributable Amount	$808,217.92

Class B Notes Distributable Amount
Monthly Interest	$459,999.57	3.745833
Monthly Principal	—	—

Distributable Amount	$459,999.57

Class C Notes Distributable Amount
Monthly Interest	$181,517.69	3.941667
Monthly Principal	—	—

Distributable Amount	$181,517.69

Class D Notes Distributable Amount
Monthly Interest	$166,297.08	5.416667
Monthly Principal	—	—

Distributable Amount	$166,297.08

Total Servicing Fee	$4,367,888.06	1.318055

LIBOR Rate effective for current distribution Period	4.12%

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
November 2005
Distribution Date: 12/15/05

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$5,866,855.56
Less: Payments Applied	1,538,385.70
Current Period Payments Ahead Received	1,099,562.13

Ending Payment Ahead Balance	$5,428,031.99

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,931,591.13
Beginning Outstanding Unreimbursed Simple Interest Advances	1,718,824.93
Scheduled Principal and Interest Advances	1,393,573.80
Simple Interest Advances	230,057.97
Reimbursement of Previous Scheduled Principal and Interest Advances	937,014.49
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$3,388,150.44
Ending Outstanding Unreimbursed Simple Interest Advances	$1,948,882.90

Part IV. Balances & Principal Factors
	Beginning of Period	End of Period

Total Pool Balance	$2,620,732,835.38	$2,520,283,656.76
Total Pool Factor	0.7908330	0.7605215
Class A-1 Notes Balance	$—	$—
Class A-1 Notes Principal Factor	—	—
Class A-2a Notes Balance	$400,597,161.26	$342,315,843.11
Class A-2a Notes Principal Factor	0.8902159	0.7607019
Class A-2b Notes Balance	$222,553,978.48	$190,175,468.39
Class A-2b Notes Principal Factor	0.8902159	0.7607019
Class A-3 Notes Balance	$600,000,000.00	$600,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$760,000,000.00	$760,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class A-5 Notes Balance	$229,825,000.00	$229,825,000.00
Class A-5 Notes Principal Factor	1.0000000	1.0000000
Class B Notes Balance	$122,803,000.00	$122,803,000.00
Class B Notes Principal Factor	1.0000000	1.0000000
Class C Notes Balance	$46,051,000.00	$46,051,000.00
Class C Notes Principal Factor	1.0000000	1.0000000
Class D Notes Balance	$30,701,000.00	$30,701,000.00
Class D Notes Principal Factor	1.0000000	1.0000000

Pool Statistics	Inception	Beg of Period	End of Period

Number of Accounts	189,292	169,160	165,693
Weighted Average Coupon	4.24%	4.04%	4.02%
Weighted Average Remaining Term	47.87	42.75	41.96
Weighted Average Age	12.75	17.87	18.66

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
November 2005
Distribution Date: 12/15/05

Part V. Reserve Account

			Per $1000 of
			Original Principal
Beginning Reserve Account Balance		$15,350,406.12
Draw for Servicing Fee		—	—
Draw for Class A-1a Notes Distributable Amount		—	—
Draw for Class A-1b Notes Distributable Amount		—	—
Draw for Class A-2 Notes Distributable Amount		—	—
Draw for Class A-3 Notes Distributable Amount		—	—
Draw for Class A-4 Notes Distributable Amount		—	—
Draw for Class B Notes Distributable Amount		—	—
Draw for Class C Notes Distributable Amount		—	—
Draw for Class D Notes Distributable Amount		—	—
Additions to Reserve Account (for Accumulation Account)		—	—
Additions to Reserve Account		—	—
Releases from Reserve Account		—	—

Ending Reserve Account Balance		$15,350,406.12

Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months

Preceding Collection Period
Specified Reserve Account Balance		$15,350,406.12
Reserve Account Balance		$15,350,406.12

Current Collection Period
Specified Reserve Account Balance		$15,350,406.12
Reserve Account Balance		$15,350,406.12

Part VI. Carryover Shortfall
			Per $1000 of
			Original Principal

Noteholders’ Interest Carryover Shortfall		$—	—
Noteholders’ Principal Carryover Shortfall		$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Net Charge-Offs	Loss Rate

November 2005	$2,570,508,246.07	$1,291,500.48	0.6029%
October 2005	$2,674,017,966.22	$955,441.68	0.4288%
September 2005	$2,782,587,827.89	$815,133.27	0.3515%
Three Month Average Loss Rate			0.4611%

Delinquency Rate*	Total Accounts	Accounts Over 60	% Delinquent

November 2005	165,693	698	0.4213%
October 2005	169,160	789	0.4664%
September 2005	173,080	724	0.4183%
Three Month Average Delinquency Rate			0.4353%

* Includes delinquencies on Hurricane accounts held in special handling. The delinquency detail on the Hurricane accounts only is as follows:

Hurricane Accounts
November Accounts Over 60		88

Delinquency Stratification	Total Accounts	Total $

31-60 days	4,642	$72,126,684.59
61-90 days	609	$9,796,693.89
>90 days	89	$1,641,953.40

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
November 2005
Distribution Date: 12/15/05

Part VIII. Prepayment Rate

Month	Prepayment Rate
1	0.728%
2	1.980%
3	1.570%
4	1.811%
5	1.410%
6	1.330%
7	1.206%